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                                                                   Exhibit 10.14



              SOFTWARE LICENSING AGREEMENT (KEEP-IN-TOUCH SOFTWARE)


This SOFTWARE LICENSING AGREEMENT (this "Agreement") is entered into by and between the following Parties on December 9, 2003 in Shanghai:

Licensor:  Shengqu Information Technology (Shanghai) Co., Ltd.
           Address: Room 638-7, No. 2 Building, 351 Guoshoujing Road, Zhangjiang Hi-Tech Zone, Shanghai

Licensee:  Shanghai Shanda Networking Co., Ltd.
           Address: Room 402-B, 727 Zhangjiang Road, Shanghai

WHEREAS:

1. The Licensor owns the software system known as the "Keep-in-touch" software (Computer Software Copyright Registration Number: SCR No. 017549).

2. The Licensee desires to obtain the license of the software system mentioned above.

3. The Licensor is willing to provide the Licensee with the license of the software system mentioned above.

NOW THEREFORE, the Parties, through negotiations, agree to enter into this Agreement and the provisions are as follows:

ARTICLE 1  DEFINITIONS

The terms used in this Agreement are hereby defined as follows:

1.1 "Licensed Program" means the executable processing programs of licensed information, which comprised various modules from the Licensed Software package provided by the Licensor.

1.2 "Licensed Information" means any information concerning the Licensed Program, which is owned by the Licensor and is licensed to the Licensee together with the Licensed Program. Licensed Information includes such information as input form, user manual, interface format and input/output format and is delivered to and used by the Licensee as confidential information or proprietary property of the Licensor.

1.3 "Licensed Software" means the "Keep-in-touch" software, including the Licensed Program and the Licensed Information.


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1.4    "Authorized Personnel" means the employees of the Licensee and other contractors who work for the Licensee under a contract (which shall include confidentiality clause) entered into by and between the Licensee and the contractors.

1.5 "Upgraded Version" means the Licensed Software comprising of Licensed Program and/or the Licensed Information to which updates, enhancements, corrections, installations of BUG patches or other changes have been made. The exterior form of the Updated Version is reflected by changes to the version numbers. For example, in the version number 2.1.3, a change in the first number from left to right means the occurrence of a later version of the software, a change in the second number means substantial improvements to the software performance, and a change in the third number means slight improvements to the software performance.

1.6 "Designated Computer" means the computers and the upgraded computers thereof installed in the offices of the Licensee.

1.7 "Confidential Information" means the technical information and management information which are unknown to the public, can bring economic benefits to obligees, have practicability and are subject to the confidential measures adopted by the obligees, including, but not limited to, computer software, technical parameters, price lists, designs, software documentations, manuals, models and account tables.

1.8 "Agreement" means this Agreement and all the supplementary agreements and exhibits signed according to this Agreement.

ARTICLE 2  GRANT OF LICENSE AND LIMITATIONS

2.1 License of the Licensed Software. In accordance with the terms and conditions hereof, the Licensor agrees to grant to the Licensee and the Licensee agrees to accept a non-transferable and non-exclusive license of the Licensed Software, pursuant to which the Licensee shall be allowed to install and operate the Licensed Software only on the Designated Computer.

2.2 Reservation of Rights. The Licensee shall not copy or duplicate the Licensed Software or any part thereof except for the purposes of system backup, testing, maintenance or recovery. The Licensee may duplicate the Licensed Information only for internal training provided that all the names, trademark rights, product names, copyright statement and other proprietary right statements of the Licensor are reserved. The Licensor reserves all rights which are not expressly granted to the Licensee in this Agreement.

2.3 Limitations. The Licensee shall not amend, translate, decrypt the Licensed Software or engage in decompilation, disassembly or any other acts attempting to detect the source code of the Licensed Software.

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ARTICLE 3  SERVICES SUPPLIED BY THE LICENSOR

3.1    The Supply of the Licensed Program and the Licensed Information

       3.1.1 The Licensor shall, within five (5) days of the payment by the Licensee according to Article 5.1(a), provide the Licensee with the Licensed Program in the form of object code, and provide no less than one (1) copy of the Licensed Information.

       3.1.2 The Licensor shall, within five (5) days of the payment by the Licensee according to Article 5.1(b), commence to provide technical support and maintenance services.

3.2    Improvements and Enhancements

       If, during the term of this Agreement, the Licensee desires to add new functions or make enhancements to the Licensed Software, the Licensee shall notify the Licensor in writing and clearly indicate its requirements. The Licensor shall give the Licensee a written notice if it has been developing a new version containing such requirements or it agrees to satisfy the requirements proposed by the Licensee. Under such circumstances, the Licensee may, at its option, (1) upgrade the Licensed Software pursuant to the upgrade schedule when a new Upgraded Version is available or (2) negotiate with the Licensor in an attempt to reach an agreement in the development of new functions or the improvement of the Licensed Software.

3.3    Installation, Elementary Training and Debugging

       The Licensor shall provide the Licensee with services such as the installation and elementary training relating to the Licensed Software. If necessary, the Licensor shall in addition provide the Licensee with initial debugging services.

3.4    Additional Training

       The Parties may reach a supplemental agreement in the event that the Licensee requests the Licensor to provide additional training.

3.5    Maintenance

       3.5.1 The free maintenance period under this Agreement shall be one (1) year commencing on the execution date of this Agreement. During such period, the Licensor shall provide the Licensee with after-sale technical services and support.

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       3.5.2  After the expiry of the one (1) year term as set forth in Clause
              3.5.1 above, the Licensor shall continue to provide the Licensee with maintenance services of the same quality relating to the Licensed Software provided that the Licensee pays the maintenance fee pursuant to Article 4.2.

       3.5.3 At any time when the Licensee fails to make the payment of the maintenance fee, the Licensor may suspend the maintenance services. When the maintenance services are suspended due to any reasons whatsoever, the remaining part of this Agreement shall remain unaffected.

ARTICLE 4  FEES

4.1 In consideration of the license granted by the Licensor of the Licensed Software and the services provided by the Licensor under Article 3.3 above, the Licensee shall pay the Licensor the following fees:

       4.1.1 Pursuant to Article 2.1, the Licensor grants the license to the Licensee allowing it to use 200 sets of the Licensed Software. The Licensee shall pay the Licensor a total license fee of RMB 1,200,000;

       4.1.2  In terms of the services provided by the Licensor pursuant to
              Article 3 of this Agreement, the Licensee shall reasonably bear the actual expenses of the personnel of the Licensor, including the reasonable expenses relating to accommodation and transportation of the personnel of the Licensor;

4.2 Starting from the first month after one year of the installation of the Licensed Software on the Designated Computer, the Licensee shall in addition pay the Licensor an annual maintenance fee equivalent to 15% of the license fee under Clause 4.1.1 above.

ARTICLE 5  PAYMENT

5.1 Payments of the license fee under Article 4.1.1 above shall be made as follows:

       (a) The Licensee shall pay the Licensor 30% of the license fee within three (3) days of the effective date of this Agreement;

       (b) The Licensee shall pay the Licensor 50% of the license fee within five (5) days of the provision of the Licensed Software by the Licensor according to Article 3.1; and

       (c) The Licensee shall pay the Licensor 20% of the license fee within sixty (60) days of the provision of the Licensed Software by the Licensor according to Article 3.1.

5.2 If, after the initial one (1) year term of this Agreement, the Licensor has not issued a notice to the Licensee stating its intent to terminate this Agreement, then within the


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       thirteenth (13th) month of the term of this Agreement, the Licensee shall pre-pay the annual maintenance fee for the next term to the Licensor. Thereafter, as long as the Licensee does not give a notice to the Licensor stating its intent to terminate this Agreement, then the Licensee shall pre-pay the annual maintenance fee to the Licensor within the first month of each of the successive terms of this Agreement.

5.3 Any delay of payments hereunder shall be subject to an overdue payment equivalent to 0.04% of the delinquent amount for each day on which the payments remain delinquent.

ARTICLE 6  PROTECTION AND CONFIDENTIALITY

6.1 The Licensee agrees to protect the Confidential Information disclosed by the Licensor by using the same degree of care, but no less than a reasonable degree of care, as the Licensor uses to protect its own similar confidential information. Without the written consent of the Licensor, the Licensee shall not copy or disclose the Confidential Information to any third party or permit any third party to use such Confidential Information.

6.2 The Licensor hereby represents that the Licensed Software has been developed by the Licensor by investing a great amount of funds, contains various proprietary trade secrets and is proprietarily owned by the Licensor. Hence, the Licensee agrees that, without the express written approval of the Licensor, it will not engage in any of the following activities:

       (a) to provide all or any part of the Licensed Software to any party other than the Authorized Personnel;

       (b) to make, have made, or license any third party to make, any copy of the Licensed Software, except for the backup of the Licensed Program and certain copies of the Licensed Information which are necessary to be used by the Authorized Personnel when such Authorized Personnel accepts training and use the Licensed Software upon approval;

       (c) to disclose or permit the disclosure of the Licensed Software to any third party, except for the disclosure of Licensed Software to the Authorized Personnel necessary for enabling the Authorized Personnel to use the Licensed Software.

       The limitations mentioned above shall apply to any software system containing the Licensed Software, notwithstanding that such software system may contain software which belongs to the Licensee.

6.3 Upon termination of this Agreement, the Licensee shall remove the Licensed Program from the designated CPU, and return the Licensed Program to the Licensor, together


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       with all copies of the Licensed Program which have been supplied to the
       Licensee by the Licensor or copied by the Licensee.

6.4    The provisions of this Article 6 shall not apply to the information which
       (1) is in the public domain; (2) has been acquired by the Licensee by normal means upon the disclosure of the information by the Licensor; (3) is duly obtained by the Licensee directly or indirectly from a third party who has independently developed the information and is entitled to disclose the information to the Licensee, and such disclosure does not directly or indirectly violate the confidentiality obligation of such third party.

       Likewise, the provisions of this Article 6 shall not apply to such information which, after the receipt of the information by the Licensee, the information becomes the information in the public domain not as a result of negligence of the Licensee.

6.5 This Article 6 shall survive the termination of this Agreement and will remain valid after all or part of the license granted to the Licensee is terminated and the Licensee has returned to the Licensor all Confidential Information pursuant to Article 6.3.

6.6 In case of any breach of Article 2.3 and/or Article 6 by the Licensee, the Licensee shall compensate the Licensor for all the losses incurred by the Licensor arising out of such breach.

ARTICLE 7  WARRANTIES ON PERFORMANCE

The Licensor warrants that upon the installation of the Licensed Software on the Designated Computer, the Licensed Software will conform to the specifications as set forth in the Licensed Information. However, the said warranty shall be revoked in the event that any person other than the Licensor and its agents make any amendment or change to the Licensed Software in any manner.

ARTICLE 8  LIMITATION OF LIABILITY

8.1 The express warranties provided herein is the only warranties made by the Licensor in respect of the Licensed Software and will supersede all other express or implied warranties, including but not limited to any warranties of marketability and warranties for any special purpose.

8.2 Unless otherwise provided in this Article 8, the only remedy available for the Licensee upon any damages or losses arising out of the Licensor's breach of warranties hereunder, or the Licensor's negligence or violation of other responsibilities will be, at the option of the Licensor, to amend the Licensed Software, or replace the Licensed Software with a system having equivalent functions, or to refund the part of license fees corresponding to the faulty part of the Licensed Software and services provided by the Licensor under


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       this Agreement. If there is a malfunction of any part of the Licensed
       Software and the Licensor decides to refund the license fees, the Parties may terminate this Agreement upon mutual agreements.

8.3 If a malfunction of the Licensed Software occurs solely due to the material negligence or intentional action of the Licensor in relation to the provision of information, materials or services, then the liability of the Licensor shall include any incidental, consequential, or special damages whatsoever, including, but not limited to, interruption of work, loss of profits, any claims or requests by any third party arising out of such malfunction, or all other commercial damages or losses. However, the said liability of the Licensor shall in no event exceed the total license fees paid by the Licensee to the Licensor under this Agreement. Any breach of warranty as set forth in Article 9 by the Licensor shall not be subject to this Article 8.3.

8.4 If the Licensed Software is disclosed to any third party or used by any unauthorized party solely due to the material negligence or intentional action of the Licensee and such disclosure does not constitute an exception to the Licensee's non-disclosure obligations set forth in
       Article 6.2 hereof, then the Licensee shall bear all damages and losses incurred by the Licensor. In any event the Licensee shall assume the liability to the Licensor arising out of the said disclosure or unauthorized use of the Licensed Software, no matter whether or not the total liability exceeds the license fees of the Licensed Software as set forth in Article 4.1.1 hereof.

ARTICLE 9  WARRANTIES ON ORIGINALITY

9.1 The Licensor warrants that the Licensed Software does not infringe any copyright, patent or trademark or proprietary information of any third Party.

9.2 In the event of any legal proceedings or claims brought by a third party against the Licensee alleging an infringement of any PRC copyright, patent or trade secrets owned by such third party in connection with the use of the Licensed Software or any part thereof within the scope of the license hereunder, the Licensor will reimburse the Licensee any cost, expense and loss and the litigation fees and attorney fees payable by the Licensee in accordance with the final judgment, provided that (a) the Licensee promptly inform the Licensor of the claims relating to the said infringements, (b) the Licensee grants full authorization to the Licensor and provide the Licensor with all information and assistance necessary for enabling the Licensor to defend the claims, and (c) the Licensor has full control over the defense against the claims and the compromise and settlement of the claims.

9.3 If the Licensee's use of the Licensed Software infringes or, in the Licensor's opinion, is likely to infringe upon the copyright, patent or trade secrets alleged by the third party in the above mentioned claims, the Licensor shall be entitled to adopt any measures to enable the Licensee to continue to use the Licensed Software, or the Licensor may

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       replace it with substitutes or modify the Licensed Software so that it will be free of infringement and at the same time achieving the equivalent function as the Licensed Software.

9.4 Notwithstanding any provisions herein, the Licensor shall not be liable for infringement of copyright, patent or trade secret arising out of any of the following circumstances:

       (a) The latest version of the Licensed Software, which is free of the said infringement, has been provided to the Licensee for free without any changes, and the Licensee still uses other versions;

       (b) The program and data of the Licensed Software has been provided to the Licensee based on extensive studies. The licensee uses the Licensed Software together with other program or data, and had the Licensee not done so, the said infringement would have been avoided. However, the Licensee fails to avoid the use of the Licensed Software together with other program and data;

       (c) The Licensee uses the Licensed Software in systems other than the designated CPU operating system.

ARTICLE 10 TERM AND TERMINATION; RIGHTS AND OBLIGATIONS PRIOR TO THE TERMINATION OF THE AGREEMENT; FOLLOW-UP WORK

10.1 The term of this Agreement shall be one (1) year. This Agreement shall be automatically renewed for another term of one year if the Licensor does not provide a thirty (30) day notice to the Licensee of its intent to terminate this Agreement prior to the end of the term. During each term of this Agreement, the Licensee shall not terminate this Agreement on its own.

10.2 In the event that the Licensee breaches any provision of this Agreement, then the Licensor may, in addition to any remedies available and if it deems to be necessary, terminate all the rights granted to the Licensee under this Agreement by giving the Licensee a two (2) months prior written notice stating the breach of the Licensee, unless the Licensee has remedied the breach to the satisfaction of the Licensor or the Licensee has been making continuous endeavor to remedy the breach to the satisfaction of the Licensor during the period stated in the said notice.

10.3 This Article 10.4 is subject to Article 9.3. In the event that this Agreement is terminated, the Licensor is not obliged to refund any payments made by the Licensee hereunder and the Licensee shall promptly make payment of all amounts payable to the Licensor under this Agreement. In addition, the Licensee shall, within thirty (30) days of the termination of this Agreement, return all documents supplied by the Licensor or relating to the Licensed Software to the Licensor, and the Licensee shall list out all the unused Licensed Software packages which are put in any memory units and recorded in any


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       media. The Licensee may keep a copy of the Licensed Software package provided that it shall only use such package for filing purpose. During the term of this Agreement, the Licensor is entitled to inspect the use of the Licensed Software by the Licensee at any time so as to verify the compliance of the said obligation of the Licensee.

10.4 In the event that a dispute relating to whether the Licensee is in breach of this Agreement occurs, the Licensee shall not be requested to waive the right of control to the License Software or any part thereof, until a court judgment has been obtained and no party appeal to that judgment.

10.5 No change of owner shall be made by the Licensee. Upon any change of the owner of the Licensee, the Licensor may terminate this Agreement by providing the Licensee with a thirty (30) days prior notice.

10.6 Upon the termination hereof, the Licensee shall return all the Licensed Software to the Licensor.

ARTICLE 11 APPLICABLE LAWS

This Agreement shall be governed by the laws of the People's Republic of China.

ARTICLE 12 AMENDMENT OF THE AGREEMENT

No variation of or supplement to this Agreement shall be effective unless the Parties have agreed in writing and have respectively obtained the required authorizations and approvals (including the Licensor shall obtain an approval from the audit committee or other independent institution, which has been established under the Sarbanes-Oxley Act and the NASDAQ Rules, of the board of directors of Shanda Interactive Entertainment Limited, the Licensor's overseas holding company).

ARTICLE 13 DISPUTE RESOLUTION

Any disputes arising out of or in relation to the performance of this Agreement shall be settled by both Parties hereof through negotiations, and if no settlement is reached through negotiations, any Party may bring a legal proceeding against the other Party in the people's court where the Licensor is dwelled.

ARTICLE 14 GENERAL PROVISIONS

14.1 This Agreement and the exhibits hereof signed by the Parties constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof, merges all discussions between them and supersedes and replaces any and every other prior or contemporaneous agreement, understanding or negotiation that may have existed


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       between the Parties. No amendment to this Agreement shall be effective until the Parties mutually agree in the form of a written instrument. Headings used herein are for convenience only, are not part of this Agreement, and shall not be used in construing it.

14.2 The Licensee agrees that it will incorporate the name of the Licensed Software and the following wordings into all publications which mention the Licensed Software or the name of the Licensor --- This Licensed Software is proprietarily owned by the Licensor.

14.3 Any notice, payments or other communication to be given in connection with this Agreement shall be in writing. If any communication is personally delivered, then the delivery date shall be the date on which the recipient actually receives the communication. Any communication transmitted by mail shall be made by registered mail or courier services, and shall be delivered to the addresses as set forth in the first paragraph hereof, or to other addresses provided by a Party to the other Party in writing.

14.4 No provision hereof or expression herein shall be deemed as a waiver of rights by any Party, and no consent to a breach of any Party shall be deemed to be an exemption of liabilities of the other Party, unless the Party having such rights acknowledges such waiver or exemption in writing. A Party's express or implicit consent to or waiver of the right of requesting the defaulting Party to assume liabilities for any breach hereof shall not operate as a consent, waiver or exemption of requesting the defaulting Party to assume liabilities for other breaches or any breaches hereof in the future.

14.5 This Agreement shall be in two (2) counterparts, of which each Party shall hold one. This Agreement shall be effective on the date on which it is signed by the authorized representatives of both Parties hereof.

IN WITNESS WHEREOF, the Parties have each caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

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[EXECUTION PAGE]

Licensor:  SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.


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           Signature of the Authorized Representative:


Licensee:  SHANGHAI SHANGDA NETWORKING CO., LTD.


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           Signature of the Authorized Representative:






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